SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act 1934

Date of Report (Date of earliest event reported):  February 28, 2011

NewCardio, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)
Delaware	333-149166	20-1826789
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2350 Mission College Blvd., Suite 1175, Santa Clara, CA	95054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(408) 516-5000
N/A
(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement

The information set forth under Item 3.02 of this Current Report on Form 8-K relating to the entry into a Supplement to the Securities Purchase Agreement dated as of October 1, 2010 is hereby incorporated in this Item 1.01 by reference.

Item 5.02.     Unregistered Sales of Equity Securities

On February 28, 2011, NewCardio, Inc., a Delaware corporation (the “Company”), issued an aggregate of 60 shares (the “Shares”) of its Series D Convertible Preferred Stock (the “Series D Preferred”), and five-year warrants to purchase 60,000 shares of is common stock (the “Warrants”) to Vincent Renz, the Company’s President and Chief Executive Officer, and Michael Hanson, an independent member of the Company’s board of directors, for a purchase price of $60,000.  The Shares and Warrants were issued pursuant to a supplement to the Securities Purchase Agreement dated as of October 1, 2010 on the same terms and conditions as the Company’s prior issuances of Series D Preferred.  The investment by Messrs. Renz and Hanson provided the Company with working capital needed to fund certain critical expenses prior to accessing its existing credit facility in March 2011.

The Shares and Warrants were issued in reliance upon an exemption from registration afforded under Section 4(2) of the Securities Act of 1933 for transactions not involving a public offering, and/or Regulation D, promulgated thereunder, and in reliance upon exemptions from registration under applicable state securities laws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWCARDIO, INC.

Dated: March 3, 2011	By:	/s/ Richard D. Brounstein
Name: Richard D. Brounstein
Title: Chief Financial Officer